UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2022

PHATHOM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39094	82-4151574
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Campus Drive, Suite 102

Florham Park, New Jersey 07932

(Address of principal executive offices) (Zip Code)

(877) 742-8466

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 25, 2022, Phathom Pharmaceuticals, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders. At the annual meeting, stockholders voted on the matters disclosed in the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 12, 2022 (the “Proxy Statement”). The final voting results for the matters submitted to a vote of stockholders were as follows:

Proposal No. 1 - Election of Class III Directors

At the annual meeting, the Company’s stockholders elected the persons listed below as Class III directors for a three-year term expiring at the Company’s 2025 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified:

Directors	Votes For	Withheld	Broker Non-Votes
Heidi Kunz	19,413,146	4,775,698	5,219,941
David Socks	21,235,355	2,953,489	5,219,941

Proposal No. 2 - Ratification of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2022:

Votes For	Votes Against	Abstentions
29,405,982	2,245	558

Item 8.01 Other Events.

On May 25, 2022, the Board of Directors (the “Board”) of the Company approved certain changes to the Company’s non-employee director compensation program (the “Program”), effective immediately. The Program provides for annual retainer fees and/or long-term equity awards for our non-employee directors. Under the amended Program, each non-employee director receives an annual retainer of $50,000 (increased from the annual retainer of $40,000 in effect prior to such changes). Non-employee directors serving as the chairs of the audit, compensation and nominating and corporate governance committees receive additional annual retainers of $20,000, $15,000 and $10,000, respectively. Non-employee directors serving as members of the audit, compensation and nominating and corporate governance committees receive additional annual retainers of $10,000, $7,500 and $5,000, respectively. Additionally, the non-executive chairman of the Board receives an additional annual retainer of $40,000. Also under the amended Program, a new non-employee director will receive an initial grant of options to purchase 30,000 shares of our common stock upon election to the Board (which represents an increase from the initial grant of options to purchase 20,000 shares in effect prior to such changes), one-third of which will vest on the first anniversary of the grant date and the remainder of which will vest in quarterly installments over the following 24 months, and each non-employee director will receive an annual grant of options to purchase 15,000 shares (which represents an increase from the annual grants of options to purchase 12,500 shares in effect prior to such changes), vesting on the first to occur of (1) the first anniversary of the grant date or (2) the next occurring annual meeting of our stockholders, in each case, subject to the non-employee director continuing in service on our Board through such vesting date.

The foregoing summary of the Program is qualified in its entirety by the amended Program, which the Company intends to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2022, and which is incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHATHOM PHARMACEUTICALS, INC.

Date: May 27, 2022	By:	/s/ Larry Miller
Larry Miller
General Counsel and Secretary